EX-99.3
CONSENT OF INDEPENDENT ACCOUNTANTS

                                  [letterhead]

                            Coopers & Lybrand L.L.P.

                          a professional services firm

Consent of Independent Accountants

We consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of Post-Effective Amendment No. 1 to the Registration Statement of Putnam Master Intermediate Income Trust (the "Fund") on Form N-14 (File 333-28271) of our report dated November 14, 1996 on our audit, of the financial statements and financial highlights of the Fund, which report is included in the Annual Report for Putnam Master Intermediate Income Trust for the year ended September 30, 1996, which is incorporated by reference in the Registration Statement.

We also consent to the references to our firm under the caption "Independent Accountants and Financial Statements" in the Statement of Additional Information and under the heading "financial highlights" in such Prospectus.

/s/ Coopers & Lybrand L.L.P.
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Coopers & Lybrand L.L.P.

Boston, Massachusetts
September 19, 1997

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PUTNAM INVESTMENTS

This is your PROXY CARD.

Please vote this proxy, sign it below, and return it promptly in the envelope provided. Your vote is important.


             PLEASE FOLD AT PERFORATION BEFORE DETACHING PROXY CARD
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Proxy for a meeting of shareholders, to be held on December 18, 1997 for Putnam
Master Intermediate Income Trust.

This proxy is solicited on behalf of the Trustees of the fund.

The undersigned shareholder hereby appoints George Putnam, Hans H. Estin, and Robert E. Patterson, and each of them separately, Proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated below, at the meeting of shareholders of Putnam Master Intermediate Income Trust on December 18, 1997, at 2:00 p.m., Boston time, and at any adjournments thereof, all of the shares of the fund that the undersigned shareholder would be entitled to vote if personally present.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Please sign your name exactly as it appears on this card. If you are a joint owner, each owner should sign. When signing as an executor, administrator, attorney, trustee or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer's office. If you are a partner, sign in the partnership name.

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Shareholder sign here               Date

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Co-owner sign here                  Date

HAS YOUR ADDRESS CHANGED?

Please use this form to notify us of any change in address or telephone number or to provide us with your comments. Detach this form from the proxy ballot and return it with your signed proxy in the enclosed envelope.

Street
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City                    State      Zip
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Telephone
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DO YOU HAVE ANY COMMENTS?

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DEAR SHAREHOLDER:

Your vote is important. Please help us to eliminate the expense of follow-up mailings by signing and returning this proxy as soon as possible. A postage-paid envelope is enclosed for your convenience.

THANK YOU!
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PLEASE FOLD AT PERFORATION BEFORE DETACHING ADDRESS CARD

If you complete and sign the proxy, we'll vote it exactly as you tell us. If you simply sign the proxy, it will be voted FOR Proposal 1, FOR fixing the number of Trustees and electing Trustees as set forth in Proposal 2, and FOR Proposal 3. In their discretion, the Proxies will also be authorized to vote upon such other matters that may come before the meeting.

Please mark your choices [X] in blue or black ink.

THE TRUSTEES RECOMMEND THAT YOU VOTE "FOR" PROPOSAL 1.


1. Approval of the Agreement and Plan of          FOR    AGAINST   ABSTAIN
  Reorganization providing                        [  ]    [  ]      [  ]
  for the acquisition by Putnam Master
  Intermediate Income Trust (the "Master
  Fund") of all of the assets and assumption of all the liabilities of Putnam Intermediate
  Government Income Trust at net asset value in exchange for shares of the Master Fund.

THE TRUSTEES RECOMMEND THAT YOU VOTE "FOR" FIXING THE NUMBER OF TRUSTEES AND ELECTING ALL OF THE NOMINEES

2. Proposal to elect Trustees The nominees for Trustees are: J.A. Baxter, H.H. Estin, J.A. Hill, R.J. Jackson, E.T. Kennan, L.J. Lasser, R.E. Patterson, D.S. Perkins, W.F. Pounds, G. Putnam, G. Putnam, III, A.J.C. Smith,
   W. Thomas Stephens and W.N. Thorndike.

[ ] FOR fixing the number of Trustees and electing all the nominees (except as marked to the contrary below.)
     To withhold authority to vote for one or more of the nominees, write those nominees' names below:

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[  ] WITHHOLD authority to vote for all nominees


THE TRUSTEES RECOMMEND THAT YOU VOTE "FOR" PROPOSAL 3.
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                                FOR    AGAINST  ABSTAIN
3. Proposal to ratify
  the selection of              [  ]    [  ]      [  ]
  Coopers & Lybrand L.L.P.
  as the independent auditors
  of your fund.

Note: If you have questions on any of the Proposals, please call 1-800-225-1581.